UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 29, 2008

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 29, 2008, Wynn Resorts, Limited (the “Company”) appointed Russell Goldsmith as a member of the Company’s Board of Directors.  Mr. Goldsmith is the seventh independent member of the Board.

Mr. Goldsmith is Chairman and Chief Executive Officer of City National Bank and serves as President and Chief Executive Officer of its New York Stock Exchange parent, City National Corporation (CYN).  In addition, he is a director of both the bank and its parent company.  City National, a financial institution with nearly $16 billion in assets, has 62 banking offices, including 15 full-service regional centers in Southern California, the San Francisco Bay Area, Nevada and New York City.  In addition, the company and its eight majority-owned investment affiliates manage or administer almost $56 billion in client assets, including nearly $36 billion under direct management.  Mr. Goldsmith serves on the Federal Reserve Board’s 12-member Federal Advisory Council, representing the Twelfth Federal Reserve District.  He also chairs the Los Angeles Economy & Jobs Committee and serves on the boards of directors of the Financial Services Roundtable and the Jewish Federation Council of Greater Los Angeles.  He is a graduate of Harvard College and Harvard Law School.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release, dated May 30, 2008, by Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 30, 2008

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer